UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, Richard J. Smith resigned as Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Smith served as the Company’s Chief Financial Officer, Treasurer and Secretary since February 2010. Mr. Smith’s decision to resign was not the result of any disagreement with the Company.

On May 31, 2013, the Company’s board of directors appointed Devin I. Murphy to serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective June 3, 2013.

Mr. Murphy previously served as Vice Chairman of Investment Banking at Morgan Stanley from November 2009 to June 2013. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an Associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a Managing Partner of Coventry Real Estate Advisors (“Coventry”), a real estate private equity firm founded in 1998 which sponsors a series of institutional investment funds that acquire and develop retail properties. Since its inception, Coventry has invested over $2.5 billion in retail assets.

Prior to joining Coventry in March 2008, Mr. Murphy served as Global Head of Real Estate Investment Banking for Deutsche Bank Securities, Inc. from February 2004 until November 2007. At Deutsche Bank, Mr. Murphy ran a team of over 100 professionals located in eight offices in the US, Europe, and Asia. Mr. Murphy’s Deutsche Bank team was recognized as an industry leader and under his management executed over 500 separate transactions on behalf of clients representing total transaction volume exceeding $400 billion.

Prior to joining Deutsche Bank, Mr. Murphy was with Morgan Stanley for 15 years. He held a number of senior positions at Morgan Stanley including Co-Head of U.S. Real Estate Investment Banking and head of the private capital markets group (“PCM”). PCM is the team at Morgan Stanley responsible for raising equity capital for Morgan Stanley’s real estate private equity funds as well as private equity capital on behalf of clients. During the time that Mr. Murphy ran PCM, the team raised in excess of $5 billion of equity capital. Mr. Murphy served on the Investment Committee of the Morgan Stanley Real Estate Funds from 1994 until his departure in 2004. During his tenure on the Investment Committee the Morgan Stanley Real Estate Funds invested over $6.5 billion of equity capital globally in transactions with a total transaction value in excess of $35 billion.

Mr. Murphy has served as an Advisory Director for Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, since March 2005 and for Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas, since September 2007. Mr. Murphy is a member of the Urban Land Institute, the Pension Real Estate Association, and the National Association of Real Estate Investment Trusts. He received a BA with Honors from the College of William and Mary and an MBA from the University of Michigan.

Item 8.01. Other Events

Press Release

On June 3, 2013, the Company issued a press release announcing the appointment of Mr. Murphy as its Chief Financial Officer, Secretary and Treasurer.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated June 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: June 3, 2013	By:	/s/ R. Mark Addy
R. Mark Addy Co-President & Chief Operating Officer